UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017

Conn’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Technology Forest Blvd., Suite 210 The Woodlands, Texas		77381
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 230-5899

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Warehouse Financing of Receivables

On August 8, 2017, affiliates of Conns, Inc. (the “Company”) entered into a receivables warehouse financing transaction (the “Warehouse Transaction”). In connection with the Warehouse Transaction, Conn’s Receivables Warehouse, LLC (the “Warehouse Issuer”), a wholly-owned indirect subsidiary of the Company, will issue a variable funding asset-backed note (the “Note”) to be secured by certain customer receivable contracts (“Contracts”) (entered into to finance customer purchases of merchandise from the Company’s subsidiaries) and receivables evidenced thereby (“Receivables”). The Note may be funded from time to time in the sole discretion of the note purchasers party to that certain Note Purchase Agreement, dated as of February 24, 2017, as amended and made effective as of August 8, 2017 (the “Note Purchase Agreement”), by and among the Warehouse Issuer, Conn Appliances Receivables Funding, LLC, as depositor (the “Depositor”), Conn Appliances, Inc. (“Conn Appliances”), as servicer (in such capacity, the “Servicer”) and sponsor (in such capacity, the “Sponsor”), Credit Suisse AG, Cayman Islands Branch, as primary note purchaser (the “Primary Note Purchaser”), the conduits party thereto from time to time, and Credit Suisse AG, New York Branch, as administrative agent (the “Administrative Agent”). The maximum principal amount permitted to be outstanding at one time under the Note Purchase Agreement is $100,000,000. The Company expects that the initial funding under the Note will occur on August 15, 2017, in the amount of $79,940,000, with the net proceeds thereof being used to prepay in full the outstanding Class B and Class C notes (the “2016-A Securitization Notes”) issued by Conn’s Receivables 2016-A, LLC (the “2016-A Issuer”), an indirect wholly-owned subsidiary of the Company, under a securitization transaction entered into on March 17, 2016. Accordingly, the Company expects that the Note will initially be secured by the portfolio of Contracts currently held by Conn’s Receivables 2016-A Trust (the “2016-A Trust”), a wholly owned subsidiary of the 2016-A Issuer.

Upon prepayment in full of the 2016-A Securitization Notes, the 2016-A Trust will convey such Contracts to the Depositor, which, in turn, will convey such Contracts to the Conn’s Receivables Warehouse Trust (the “Warehouse Trust”) pursuant to the Second Receivables Purchase Agreement, dated as of February 24, 2017, as amended and made effective as of August 8, 2017 (the “Second Purchase Agreement”), by and among the Depositor, the Warehouse Issuer, Conn Credit I, L.P., as original seller, and the Warehouse Trust. The Warehouse Issuer is the holder of the certificate representing a 100% beneficial interest in the Warehouse Trust (the “Receivables Trust Certificate”). The Depositor is the holder of 100% of the equity interests in the Warehouse Issuer and is an indirect wholly-owned subsidiary of the Company.

The rights of the Warehouse Issuer in, to and under the Receivables Trust Certificate, and of the Warehouse Trust in, to and under all Contracts, related Receivables and other related assets, will be pledged to Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), to secure the Note and other obligations of the Issuer under the Warehouse Transaction. Conn Appliances, Inc., a direct and wholly owned subsidiary of the Company (the “Servicer”), will be responsible for servicing the Contracts transferred to the Warehouse Trust, as described in more detail below.

The Note will be issued by the Warehouse Issuer pursuant to an Indenture, dated as of February 24, 2017, as amended and made effective as of August 8, 2017 (the “Indenture”), by and among the Warehouse Issuer, the Servicer, the Indenture Trustee, the Administrative Agent and the Indenture Trustee. The Note bears interest at a rate per annum equal to the sum of (i) the applicable Reference Rate (the applicable commercial paper rate or three-month LIBOR plus 1.00%, as applicable, as more fully described in Schedule II to the Servicing Agreement) and (ii) prior to the occurrence of an event of default, 4.00%, and, on and after the occurrence of an event of default, 9.00%. The Note will mature on August 15, 2018. The initial funding under the Note will amortize on a “full turbo” basis, meaning that collections on the Receivables securing the Note will not be permitted to be distributed to the Depositor, as equity owner of the Warehouse Issuer, unless and until all amounts owing in respect of the Note have been paid in full.

Each of the Servicer and the Depositor will have the option to purchase (the “Optional Purchase”) the Contracts, related Receivables and certain other assets of the Warehouse Trust in connection with a securitization, sale or other transaction. The price paid for the Optional Purchase will not be less than an amount sufficient to pay the aggregate unpaid principal of, and accrued and unpaid interest then due on, the Note, plus any fees, expenses and indemnities owing in connection with the Note.

If an event of default were to occur under the Indenture, the Trustee shall, at the direction of noteholders comprising in excess of 50% of the outstanding principal balance of the Note, accelerate the maturity of the Note. Events of default include events such as failure to make required payments on the Note or specified bankruptcy-related events.

The Servicer is responsible for servicing the Receivables transferred to the Receivables Trust pursuant to a Servicing Agreement, dated as of February 24, 2017, as amended and made effective as of August 8, 2017, by and among the Warehouse Issuer, the Receivables Trust, Conn Appliances and the Indenture Trustee (the “Servicing Agreement”). Under the Servicing Agreement, the Servicer will receive a monthly servicing fee equal to 4.75% (annualized) based on the outstanding balance of the Receivables securing the Note. If the Servicer defaults in its obligations under the Servicing Agreement, it may, and under certain circumstances will, be terminated and replaced as servicer.

The foregoing descriptions of the Note Purchase Agreement, the Indenture, the Second Purchase Agreement, and the Servicing Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 1.1, 4.1, 10.1, and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1*	Note Purchase Agreement, dated February 24, 2017, as amended and made effective as of August 8, 2017, by and among Conn’s Receivables Warehouse, LLC, Conn Appliances Receivables Funding, LLC, Conn Appliances, Inc., the conduits from time to time party thereto, Credit Suisse AG, Cayman Islands Branch and Credit Suisse AG, New York Branch

4.1*	Indenture, dated as of February 24, 2017, as amended and made effective as of August 8, 2017 by and among Conn’s Receivables Warehouse, LLC, Conn Appliances, Inc., Wells Fargo Bank, National Association, Conn’s Receivables Warehouse Trust, and Credit Suisse AG, New York Branch

10.1*	Second Receivables Purchase Agreement, dated February 24, 2017, as amended and made effective as of August 8, 2017, by and among Conn’s Receivables Warehouse, LLC, Conn Appliances Receivables Funding, LLC, Conn Credit I, L.P., and Conn’s Receivables Warehouse Trust

10.2*	Servicing Agreement, dated as of February 24, 2017, as amended and made effective as of August 8, 2017, among Conn’s Receivables Warehouse, LLC, Conn’s Receivables Warehouse Trust, Conn Appliances, Inc. and Wells Fargo Bank, National Association

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Date: August 14, 2017	By:	/s/ Mark L. Prior
	Name:	Mark L. Prior
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

1.1*	Note Purchase Agreement, dated February 24, 2017, as amended and made effective as of August 8, 2017, by and among Conn’s Receivables Warehouse, LLC, Conn Appliances Receivables Funding, LLC, Conn Appliances, Inc., the conduits from time to time party thereto, Credit Suisse AG, Cayman Islands Branch and Credit Suisse AG, New York Branch

4.1*	Indenture, dated as of February 24, 2017, as amended and made effective as of August 8, 2017, by and among Conn’s Receivables Warehouse, LLC, Conn Appliances, Inc., Wells Fargo Bank, National Association, Conn’s Receivables Warehouse Trust, and Credit Suisse AG, New York Branch

10.1*	Second Receivables Purchase Agreement, dated February 24, 2017, as amended and made effective as of August 8, 2017, by and among Conn’s Receivables Warehouse, LLC, Conn Appliances Receivables Funding, LLC, Conn Credit I, L.P., and Conn’s Receivables Warehouse Trust

10.2*	Servicing Agreement, dated as of February 24, 2017, as amended and made effective as of August 8, 2017, among Conn’s Receivables Warehouse, LLC, Conn’s Receivables Warehouse Trust, Conn Appliances, Inc. and Wells Fargo Bank, National Association

*	Filed herewith